UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2007 (June 26, 2007)

CHINA RITAR POWER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 405, Tower C, Huahan Building,
16 Langshan Road, North High-Tech Industrial Park,
Nanshan District,
Shenzhen, China, 518057
(Address of Principal Executive Offices)

(86) 755-83475380
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Form 10-Q/A filed with the Securities and Exchange Commission on May 30, 2007, on April 15, 2007, China Ritar Power Corp.'s  Chinese subsidiary Shenzhen Ritar Power Co., Ltd. (“Ritar Shenzhen”) entered into an agreement for stationing project into industrial park (“Songmu Investment Agreement”), with the Administrative Committee of Songmu Industrial Park, Henyang City, Hunan Province, China (“Songmu Industrial Park”). Under the Songmu Investment Agreement, Ritar Shenzhen agreed to invest approximately $103.34 million in aggregate to produce lead-acid batteries in its new subsidiary Hengyang Xingruifeng Power Co., Ltd., located in this industrial park. The project will be constructed in three phases within the next four years. Songmu Industrial Park agreed to grant to Ritar Shenzhen the land use rights over a land plot with an area about 266,667 square meters at approximately $9.35 per square meter, subject to the approval of relevant governmental authority.

On June 26, 2007, Ritar Shenzhen and Songmu Industrial Park entered into a supplemental agreement (“Supplemental Agreement”) that revised the structure of Ritar Shenzhen’s investment requirement contained in the Songmu Investment Agreement which, among other things, provided the following:

•	decreased Ritar Shenzhen’s required investment amount during the first phase construction from RMB 0.2 billion (approximately $26.2 million) to RMB 0.12 billion (approximately $15.7 million);

•
provided Ritar Shenzhen with the option, exercisable in its sole discretion, to proceed to the second and third phase investments depending on the investment environment in the Songmu Industrial Park and the availability of Ritar Shenzhen’s capital;

•
granted Ritar Shenzhen the land use rights at RMB 48,000/mu (approximately $9.35 per square meter) for the first phase construction regardless whether Ritar Shenzhen elects to conduct the investment in the second and third phases; and

•	reserved the land contemplated by the Songmu Investment Agreement for Ritar Shenzhen’s second and third phase investments until December 2008 and October 2009, respectively.

Except with regard to the foregoing, all other terms and conditions of the Songmu Investment Agreement are not changed by the Supplemental Agreement and the Songmu Investment Agreement remains in full force and effect as amended by the Supplemental Agreement.

The foregoing description of the Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
10.1	Supplemental Agreement by and between Shenzhen Ritar Power Co., Ltd. and the Administrative Committee of Songmu Industrial Park, Henyang City, Hunan Province, dated June 26, 2007.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Ritar Power Corp.

Date: June 29, 2007

/s/ Jiada Hu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supplemental Agreement by and between Shenzhen Ritar Power Co., Ltd. and the Administrative Committee of Songmu Industrial Park, Henyang City, Hunan Province, dated June 26, 2007.